PURCHASE AGREEMENT


THIS PURCHASE AGREEMENT is made this 5th day of August, 1996, between H. Larry Montgomery and Frances M. Montgomery, husband and wife, as Joint Tenants, hereinafter called Seller, and United Grocers, Inc., an Oregon Corporation, hereinafter called Buyer, as follows:

1. In consideration of the payment to Seller of a deposit in the amount of TEN DOLLARS ($10.00), Seller hereby grants to Buyer the exclusive right to purchase for ONE HUNDRED FORTY THOUSAND TWO HUNDRED NINETY THREE and NO/100 DOLLARS ($140,293.00), the following described real property and all improvements thereon in the County of Lake, State of California, as outlined in RED on the Exhibit "A" attached hereto and described on the Exhibit "B" legal description attached hereto, together with all of Seller's right, title and interest, in adjoining street and alleys.

2. Prior to the close of escrow, Buyer and its employees, agents, servants, representatives and contractors, may enter the property at reasonable times and in a reasonable manner for purposes of making or performing such borings, surveys, engineering studies, soil tests and studies, environmental sampling and/or tests, general inspections and tests thereon as buyer deems necessary or advisable. Buyer shall indemnify and hold Seller harmless from any liability or damage caused by Buyer or Buyer's agents for the activities permitted in this Paragraph 2. In the event any of the soils tests, borings, surveys or engineering studies referred to above determines the property, or any part thereof is unsuitable for construction, in Buyer's sole discretion, Buyer may cancel this agreement upon ten (10) days written notice.

3. This agreement shall constitute a contract for the purchase of said property on the terms and conditions hereinafter set forth.

4. The purchase price of ONE HUNDRED FORTY THOUSAND TWO HUNDRED NINETY THREE AND NO/100 DOLLARS ($140,293.00) shall be payable on delivery of the deed and completion of the escrow as hereinafter provided.

5. Buyer and Seller hereby acknowledge that an escrow covering the purchase and sale of said property has been opened by Buyer with Lake County Title Company at P.O. Box 9, 180 Third Street, Lakeport, California 95453, hereinafter called escrow agent, and Buyer shall deposit with escrow agent an executed copy of this agreement. Seller shall, prior to the close of escrow, deposit a Grant Deed of said property to Buyer and all title papers required by escrow agent or Buyer.

6. Buyers title to said property shall be evidenced by an owner's policy of title insurance in the amount of the purchase price written by First American Title Insurance Company. Title shall be subject only to current taxes not yet delinquent and shall be free and clear of all other matters not approved by Buyer in writing. Said other matters include, without



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limitations,   all   encumbrances,   leases,   tenancies,   rental   agreements,
reservations, covenants, conditions, restrictions, easements, right of way and encroachments on to or from said property. Seller promises to furnish Buyer with copies of all written leases, tenancies and rental agreements and to advise Buyer fully as to any not written. Seller further promises that Buyer, at Buyer's expense, will be able to obtain a survey confirming that said property extends to the street line of all adjacent streets and that there are no easements, rights of way or encroachments. Should Buyer inform Seller of matters not acceptable to Buyer, Seller shall make every effort to correct such matters.

7. Seller agrees that Buyer's obligation to purchase said property is subject to satisfaction of the following conditions upon completion of escrow, and Seller further agrees Buyer may waive any of the following conditions prior to the close of escrow:

A. Said property will be zoned for retail business use and any zoning shall not impose conditions unsatisfactory to Buyer concerning the construction and operation of any buildings, parking or related improvements.

B. If any portion of said property is transacted or separated from another portion of said property, said streets and alleys shall be unconditionally vacated, free and clear of all easements on terms satisfactory to Buyer, and title thereto shall be transferred to Buyer concurrently with the transfer of said property to Buyer. Seller agrees to cooperate fully with Buyer in obtaining such vacation.

Buyer shall have all the time necessary to satisfy itself as to the conditions set forth in this paragraph, provided Buyer proceeds with reasonable diligence.

8. Within twenty (20) days after (A) Seller complied with its agreements and promises made herein, (B) all conditions specified herein have been satisfied or waived and (C) escrow agent has advised Buyer that it is prepared to complete the escrow under the terms hereof, Buyer shall forward to escrow agent the balance of the purchase price and Buyer's closing instructions. The escrow shall close within thirty (30) days of the escrow agents receipt of Buyer's funds and closing instructions.

9. Seller promises to and shall deliver possession of the property described in paragraph 1 on the date title is transferred.

10. Rents and real property taxes shall be prorated as of the date of transfer of title, and each party shall pay half of the escrow fee. Buyer and Seller shall each pay half of the following items: any assessments for improvements, completed or partially completed prior to the date hereof, notary fees and expenses of placing title in proper condition and/or abstracting charges to insure that condition, and all governmental impositions incurred as a result of the transfer of title to Buyer, the cost of recording the deed and the title premium.

11. Buyer and Seller represent and warrant to each other that there are no brokers entitled to a real estate commission with respect to the purchase and sale of the property. Buyer and



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Seller  shall  indemnify,  hold  harmless  and defend  the other  party from the payment of any and all brokers and finders expenses, commissions, fees or other forms of compensation which may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transaction contemplated hereby.

12. Seller hereby represents and warrants, that at the time of closing, the transferred real property will be free and clear of all hazardous wastes and substances and Seller will indemnify and hold Buyer harmless from any and all liability arising out of and incident to the presence of such substances as of the date of closing. This representation and warranty shall survive the delivery of the deed and date of closing.

A. Seller has provided Buyer with an environmental inspection and audit report ("audit") which is sufficient to constitute an appropriate inquiry into the previous ownership(s) and uses of the property, and an appropriate inspection of the property for the presence of hazardous wastes, substances or materials so as to qualify Buyer as an innocent landowner under CERCLA.

B. The audit is in a form and of content satisfactory to Buyer.

13. Seller warrants that there are no pending assessments, bonds, or other liens, other than those as may be disclosed by a title insurance report.

14. This agreement may be terminated by Buyer by written notice to seller if it reasonably appears to Buyer that within a reasonable time all of the conditions in Paragraph 7 A and B, cannot be completed. If Buyer so terminates this agreement Seller shall return said deposit(s). Further, if Seller has not complied with the agreements made herein within twelve (12) months after the date hereof, Buyer may terminate this agreement by giving ten (10) days' written notice to escrow agent and seller, in event of such termination, Seller shall return said deposit(s) to Buyer. Should Buyer fail to so deposit its funds or escrow instructions as provided in paragraph 10, hereof, Seller may give ten
(10) days' written notice to escrow agent and Buyer, Buyer's default is not cured within such ten (10) days, this agreements shall terminate and Seller shall, as its sole remedy, retain the said deposit(s) paid to Seller.

BUYER AND SELLER AGREE BY PLACING THEIR INITIALS HERE (_______BUYER ______SELLER) THAT IF SELLER TERMINATES THIS AGREEMENT UPON THE BUYER'S DEFAULT AS SET FORTH IN THIS AGREEMENT, SELLER MAY RETAIN THE DEPOSIT(S) REFERRED TO IN THIS AGREEMENT HEREOF AS LIQUIDATED DAMAGES FOR SUCH DEFAULT.

15. Notices. Any notice provided for herein shall be given by registered or certified United States mail, postage prepaid or expedited delivery service (i.e., Federal Express) or by hand delivery addressed, if to Seller, at P.O. Box 3760, Eureka, Ca 95502; Attention:



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Larry Montgomery.  And Buyer, to it at: 2335 Telegraph Hill, El Dorado Hills, Ca
95762; Attention Gary Chamberlain.

The person and place to which notices are to be mailed or delivered may be changed by either party by notice to the other party.

16. In the event a suit or action is instituted to enforce any term or provision of this agreement, then, in that event the prevailing party shall be entitled to its costs and reasonable attorneys fees incurred incident to such preceding.

17. All rights and obligations of the parties hereto shall bind and inure to the benefit of their respective heirs, personal representatives, successors and assigns. The singular number herein includes the plural and any gender includes all others.


IN WITNESS WHEREOF, each of said parties has executed this Agreement.


H. Larry and Frances M. Montgomery               United Grocers, Inc.
(husband and wife, as Joint Tenants)             (an Oregon Corporation)


By:      /s/ H. Larry Montgomery                 By:    /s/ Alan C. Jones
                                                        President & CEO
By:      /s/ Frances M. Montgomery
         (Seller)                                            (Buyer)




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                                LEGAL DESCRIPTION


Parcel 1 as shown on a map filed in the office of the County Recorder of said Lake County on May 19, 1995, in Book 34 of Parcel Maps at Pages 30 and 31.

AP #004-055-46 formerly known as AP #004-055-39






















                                   EXHIBIT "B"



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